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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                   May 5, 2000
                             -----------------------



                             Brooks Automation, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


             000-25434                             04-3040660
      ------------------------       ------------------------------------
      (Commission File Number)       (I.R.S. Employer Identification No.)


      15 Elizabeth Drive, Chelmsford, MA                              01824
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                                 (978) 262-2400
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              (Registrant's Telephone Number, Including Area Code)



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ITEM 2.  ACQUISITION


         On May 5, 2000, the Registrant purchased all of the equity interest in Irvine Optical Company LLC ("Irvine Optical") from Ronald A. McIntyre, Christopher G. McIntyre and The Peninsula Fund Limited Partnership (the "Sellers") in exchange for 307,493 shares of the Registrant's common stock (the "Purchase Shares"). As of the date of the closing, the Purchase Shares had a fair market value of approximately $25,993,000. Subsequently, the Registrant repaid a long-term debt obligation of Irvine Optical in the amount of $7,089,000. The transaction will be accounted for as a pooling of interests.

         Irvine Optical is a leading manufacturer of micro/macro inspection, wafer handling, and sorting and control equipment, primarily to the semiconductor industry. Irvine Optical has over 24 years of experience serving the semi-conductor industry in its core competency of wafer handling technology.

         The terms of the purchase of Irvine Optical are more fully described in the Interests for Stock Purchase Agreement dated as of May 5, 2000 (the "Purchase Agreement") between the Registrant, the Sellers and Irvine Optical filed as an exhibit to this Form 8-K Report. Of the shares issued in the transaction, approximately 10% (or 30,749 shares) were placed in escrow to secure certain indemnification obligations of the Sellers under the Purchase Agreement until the earlier of: (i) May 5, 2001 or (ii) the date of release of audited financial statements of the Registrant for the fiscal year ended September 30, 2000.

         A number of the employees of Irvine Optical will be retained by the Registrant to operate the business. In connection with the transaction, the Registrant entered into non-competition agreements with Ronald A. McIntyre and Christopher G. McIntyre and a non-solicitation and proprietary information agreements with certain key employees of Irvine Optical.

         The Purchase Shares were issued pursuant to the Rule 506 exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, they constitute "restricted securities" within the meaning of the Securities Act. However, in connection with the transaction, the Registrant also agreed to file a registration statement after July 20, 2000 to register the Purchase Shares for resale by the Sellers.

         The terms of the transaction and the consideration received by the Sellers were a result of arm's length negotiations between representatives of the Sellers and the Registrant. Prior to the completion of the transaction, there had been no material relationship between either Irvine Optical or the Sellers on the one hand and the Registrant and its affiliates on the other hand.


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ITEM 7.  EXHIBITS


ITEM NO.              DESCRIPTION

2.1 Interests for Stock Purchase Agreement dated May 5, 2000, by and among the Registrant, Ronald A. McIntyre, Christopher G. McIntyre, The Peninsula Fund Limited Partnership and Irvine Optical Company LLC






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 18, 2000                   BROOKS AUTOMATION, INC.

                                       By: /s/ Ellen B. Richstone
                                           ------------------------------------
                                           Ellen B. Richstone
                                           Senior Vice President of Finance and
                                           Administration and Chief Financial
                                           Officer




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                                 EXHIBIT INDEX



ITEM NO.              DESCRIPTION

2.1 Interests for Stock Purchase Agreement dated May 5, 2000, by and among the Registrant, Ronald A. McIntyre, Christopher G. McIntyre, The Peninsula Fund Limited Partnership and Irvine Optical Company LLC